Exhibit 10.33

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, is effective November 22, 2016 (this "Agreement"), between SAAMABA, LLC, a Michigan limited liability company having a principal place of business at c/o 354 Indusco Court, Troy, Michigan 48083 ("Buyer"), and SCIO DIAMOND TECHNOLOGY CORPORATION, a Nevada corporation, having a principal place of business at 411 University Ridge, Suite D, Greenville, SC 29601 ("Seller").

RECITALS:

A.           Seller owns 3,000 shares of Series B Preferred Shares in Grace Rich Ltd. ("Company"), a Hong Kong corporation (the "Shares"). The Shares constitute all of the shares owned by Seller in the Company.

B.            As required by a certain Settlement Agreement and Mutual Release dated of even date of this Agreement, by and between Company, Buyer, and Seller (the "Settlement"), Seller has agreed to execute this Agreement and convey all of the Shares to the Buyer, and Buyer has agreed to purchase those Shares in accordance with the terms hereof.

C.            Company, Buyer and Seller have executed the Settlement and now desire to fulfil their respective duties thereunder by executing this Agreement.

NOW, THEREFORE, it is agreed:

1.            Purchase.

A.           Closing. At the Closing, Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, all of the Shares, including by delivery of such certificate or certificates representing the Shares and/or execution of an assignment effectuating the transfer of the Shares. The closing of such purchase (the "Closing") shall take place at the Buyer's offices, or such other place as the parties may agree upon, including electronically, and shall occur as of the effective date.

B.           Purchase Price. Pursuant to the Settlement, the purchase price for the Shares shall be $10.00 (the "Purchase Price"). The Purchase Price represents all of the consideration payable to Seller and Seller acknowledges that it is not entitled to share in any future profit, return on investment, tax or other distributions of any kind and is hereby relinquishing all of its right, title and interest in the Shares and all rights related thereto. The Purchase Price represents fair consideration in light of the current substantial negative net worth of the Company.

C.           Free and Clear. Seller represents and warrants to Buyer (i) Seller is, and at the Closing be, the sole beneficial and record owner of Shares, free and clear of any and claims, liens, mortgages, security interests, encumbrances, transfer restrictions, charges, obligations, assignments, rights of third parties, and any other defect in title or restriction of any kind ("Encumbrances"), (ii) the Shares will be delivered to the Buyer free of any Encumbrances, and (iii) the Shares represent the entire ownership interest of Seller in Company.

D.           Resignation. At the Closing, Seller and its officers, directors, employees or other agents, shall resign from all positions and rights of any kind in or with respect to the Company, including as an officer, director, employee, or other agent, and Buyer will cause Company to accept such resignations of Seller.

E.            Further Actions. Seller and Buyer shall take all further actions and execute and deliver any additional instruments upon or after the execution of this Agreement as Buyer, Company and/or Seller deem reasonably necessary to effectuate the transactions contemplated by this Agreement. Seller hereby authorizes Buyer to execute such documents on Seller's behalf to accomplish the transaction contemplated herein, including any documents necessary to comply with the local laws of the jurisdiction of the Company's country of organization, and to modify and execute the Settlement Agreement and the Assignment of Shares to reflect a purchase of the Shares by Buyer, rather than a redemption of the Shares by the Company.

2.            Mutual Release. As of Closing and except as with respect to representations, warranties, indemnities, and covenants contained in this Agreement:

A.           Company and Buyer release Seller from any and all claims that Company or Buyer ever had, now have or hereafter may have against Seller for, upon, or by reason of any matter, cause, or thing whatsoever known to Company or Buyer and occurring prior to the date of this Agreement.

B.           Seller releases Company, Buyer and their respective officers, directors, shareholders, members, managers, beneficial owners, trustees, partners, affiliates, employees, participants, and agents from any and all claims that Seller ever had, now has or hereafter may have against any of the foregoing for, upon, or by reason of any matter, cause, or thing whatsoever known to Seller and occurring prior to the date of this Agreement.

3.           Indemnification.

A.	Company Indemnification. Buyer will cause Company to indemnify and hold Seller harmless from any and all party claims asserted against Seller and arising, directly or indirectly, out of or resulting from (i) any breach of contract, negligence or intentional misconduct of Company or Buyer on or after Closing; and (ii) the breach by Company or Buyer of a covenant, obligation, representation or warranty contained in this Agreement.

B.	Seller's Indemnification. Seller shall indemnify and hold Company, Buyer and their respective shareholders, officers, directors and affiliate entities harmless from any and all third party claims asserted against Company, Buyer or any of their shareholders, officers, directors, members and affiliate entities arising, directly or indirectly, out of or resulting from (i) any breach of contract, negligence or intentional misconduct of Seller; and (ii) the breach by Seller of a covenant, obligation, representation or warranty contained in this Agreement.

4.           Representations and Warranties. Each party represents to the other that: (a) such party has the full capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and this Agreement is binding upon, and is enforceable against, such party in accordance with the terms of this Agreement; and (b) the execution and delivery of this Agreement by such party and the consummation of the transactions contemplated by this Agreement by such party will not (i) with respect to Company, result in the breach of any of the terms or conditions of, or constitute a default under its articles of association or bylaws or other corporate organizational documents, (ii) result in the breach of any of the terms or conditions of, or constitute a default under any agreement or other instrument or obligation to which such party is now a party or by which such party may be bound or affected, or (iii) violate any law, rule or regulation of any administrative agency or governmental body or any order.

5.           Confidentiality. The parties agree that all of the terms and conditions of this Agreement are strictly confidential and that none of the parties shall, without prior written consent of the other, in any manner, publish, publicize, suggest, disclose or otherwise make known, permit, or cause to be made known to any third person the terms and conditions of this Agreement. Nothing in this paragraph shall be construed to prohibit the disclosure by any party of such information as may be specifically required by law, or by judicial administrative or regulatory or self-regulatory, or as is necessary to enforce the provisions of this Agreement; provided that each of the parties agree to provide the other with reasonable advance notice of the subpoena or other judicial notice which it believes requires such disclosure. Nothing in this paragraph shall be construed to prohibit the disclosure of the terms and conditions of this Agreement by any party to that party's attorney, accountant, lender, or tax advisor to the extent necessary to seek professional, tax, or financial advice concerning this Agreement, who shall be instructed as to the confidential nature of this Agreement.

6.           Severability. Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held invalid, then such provision or term will be ineffective only to the extent of such invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or terms or the remaining provisions or terms of this Agreement.

7.           Amendment. This Agreement may be amended only by an agreement in writing signed by all of the parties to this Agreement or their legal representatives. This Agreement will inure to the benefit of, and will be binding upon, the parties to this Agreement and their respective successors, assigns, heirs, and legal representatives.

8.           Waiver. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

9.           Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and construed and enforced in accordance with the substantive laws of the State of Michigan, without regard to conflicts of laws rules.

10.         Counterparts. This Agreement may be executed in counterparts, each of which will be an original, and all of which, taken together, will constitute a single instrument. The exchange of copies of this Agreement and of signature pages by facsimile or electronic mail transmission will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic mail will be deemed to be their original signatures for all purposes.

11.         Miscellaneous. All of the terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against Buyer and Seller, and their respective heirs, personal representatives, successors, and permitted assigns. The representations and warranties of the parties shall survive the execution of this Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated by this Agreement and supersedes all prior and contemporaneous agreements, arrangements, and understandings relating to the subject matter of this Agreement. This Agreement may not be assigned, pledged, hypothecated, or in any other way transferred or encumbered by any party without the prior written consent of the other parties.

[Signatures contained on the following page]

The parties have signed this Agreement as of the date set forth above.

SELLER:

SCIO DIAMOND TECHNOLOGY
CORPORATION, a Nevada corporation

By:
Gerald McGuire
Chief Executive Officer

BUYER:

SAAMABA, LLC
a Michigan limited liability company

By:
Shrikant Mehta
Member